As filed with the Securities and Exchange Commission on March 29, 2010
                                             Registration No. 333- 31536

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                 FORM S-8
                       POST EFFECTIVE AMENDMENT NO. 1 TO
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1934



                          MONARCH SERVICES, INC.
      ---------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


                Maryland                           52-1073628
      ---------------------------------      ------------------------
       (State or Other Jurisdiction of       I.R.S. Employer ID No.
         Incorporation or Organization)


         4517 Harford Road, Baltimore, Maryland 21214    410-254-9200
       ---------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                   Monarch Services, Inc. Omnibus Stock Plan
       ---------------------------------------------------------------
                            (Full Title of Plans)

                               Jackson Y. Dott
                              President and CEO
                            Monarch Services, Inc.
                              4517 Harford Road
                          Baltimore, Maryland 21214
                   (name and address of agent for service)

                                 Copies to:
                            Abba David Poliakoff
           Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                           233 East Redwood Street
                          Baltimore, Maryland 21202
                                (410) 576-4067


      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]        Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company X
                 ---


                              EXPLANATORY NOTE


    This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-31536) filed on march 2, 2000 (the "Registration Statement") is being filed by Monarch Services, Inc. (the "Registrant"), pursuant to the Registrant's undertaking in Item 9(3) of Part II of the original Registration Statement for the purpose of removing from registration the 300,000 shares of common stock of the Registrant, par value $.001 per share, that remained unsold at the termination of the offering covered hereby. The Monarch Services, Inc. Omnibus Stock Plan terminated pursuant to its terms, and all options thereunder were forfeited or lapsed. None of the stock options under the Plan were ever exercised. Accordingly, the offering of shares pursuant to the foregoing plan has terminated, and the Registrant, therefore, removes such shares from registration.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 29th day of March, 2010.

                                         By:  Jackson Y. Dott
                                         --------------------
                                         Jackson y. Dott
                                         President & CEO

     Pursuant to the requirements of the Securities Act of 1933, this Post-ffective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of March 29, 2010.

                              /s/     Jackson Y. Dott
                              -------------------------------
                              Jackson Y. Dott, President,
                              Chief Executive Officer and
                              Director

                              /s/ Marshall Chadwell
                              -------------------------------
                              Chief Financial Officer

                              /s/    David F. Gonano
                              -------------------------------
                              David F. Gonano, Director

                              /s/    Trent Walklett
                              -------------------------------
                              Trent J. Walklett, Director

                              /s/    A. Eric Dott
                              -------------------------------
                              A. Eric Dott, Director